Exhibit 10.4

EXECUTION VERSION

First AMENDMENT

First AMENDMENT TO Cash Flow CREDIT AGREEMENT (this “First Amendment”), dated as of November 14, 2018, among PLY GEM MIDCO, INC. (formerly known as Pisces Midco, Inc.), a Delaware corporation (the “Borrower”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement referred to below (as amended by this First Amendment).

WITNESSETH:

WHEREAS, the Borrower, the Lenders from time to time party thereto and the Administrative Agent are parties to that certain Cash Flow Credit Agreement dated as of April 12, 2018 (as amended, supplemented, waived or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS, this First Amendment constitutes written notice to the Administrative Agent in accordance with Subsection 7.12, and effective as of the First Amendment Effective Date (as defined below) and pursuant to Subsections 7.12 and 11.1(d)(v) of the Credit Agreement, the Borrower and the Administrative Agent have agreed to amend the Credit Agreement (as so amended, the “Amended Credit Agreement”) to change the financial reporting convention as set forth in Section 1 hereto.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.          Credit Agreement Amendments. The Credit Agreement is, effective as of the First Amendment Effective Date, hereby amended as follows:

(a)          Subsection 1.1 of the Credit Agreement is hereby amended by adding the following new definitions, to appear in proper alphabetical order:

““Neptune”: NCI Building Systems, Inc., a Delaware corporation, and any successor in interest thereto.

“Neptune ABL Credit Agreement”: that certain ABL Credit Agreement, dated as of February 8, 2018 (as amended, supplemented, waived or otherwise modified from time to time), among NCI Group, Inc., Robertson-Ceco II Corporation, the subsidiary borrowers from time to time party thereto, Neptune, the several banks and other financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

“Neptune Term Loan Credit Agreement”: that certain Term Loan Credit Agreement, dated as of February 8, 2018 (as amended, supplemented, waived or otherwise modified from time to time), among Neptune, the several banks and other financial institutions from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent.

“Panther Closing Date”: the date upon which the merger of Topco, directly or indirectly, with Neptune shall have been consummated on the terms set forth in the Panther Merger Agreement.

“Panther Merger Agreement”: the Agreement and Plan of Merger, dated as of July 17, 2018, among Topco, Neptune and, solely for purposes of certain sections thereunder, CD&R, as the same may be amended, supplemented, waived or otherwise modified from time to time.”

(b)          Subsection 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Fiscal Quarter” as follows:

““Fiscal Quarter”: for any fiscal year, (i) prior to the Panther Closing Date, (x) for the first three Fiscal Quarters, each 13-week fiscal period commencing on the day immediately following the last day of the previous Fiscal Quarter and ending on the Saturday of the last week of such Fiscal Quarter and (y) for the fourth Fiscal Quarter, the fiscal period commencing on the day immediately following the last day of the previous Fiscal Quarter and ending on December 31, and (ii) on and following the Panther Closing Date, (A) solely for financial reporting purposes related to delivering financial statements in comparative form and satisfying the Borrower’s financial reporting obligations under Subsection 7.1, for the Fiscal Quarters ending during the 2018 calendar year (or any relevant calendar year prior thereto), the fiscal periods of Neptune as set forth in Neptune’s annual reports on Form 10-K and quarterly reports on Form 10-Q, in each case as filed with the SEC (it being understood that Neptune’s historical Fiscal Quarters are not expected to be recast), and (B) for all other purposes, (x) for the first three Fiscal Quarters, each 13-week fiscal period commencing on the day immediately following the last day of the previous Fiscal Quarter and ending on the Saturday of the last week of such Fiscal Quarter and (y) for the fourth Fiscal Quarter, the fiscal period commencing on the day immediately following the last day of the previous Fiscal Quarter and ending on December 31, or as otherwise designated by the Borrower in accordance with Subsection 7.12; provided that, for purposes of calculating Consolidated Coverage Ratio or Four Quarter Consolidated EBITDA, if any financial information of Neptune is included in such calculation of Consolidated Coverage Ratio or Four Quarter Consolidated EBITDA, as applicable, in respect of any Fiscal Quarter that commenced prior to the Panther Closing Date, the financial information of Neptune for such Fiscal Quarter shall be determined based on the monthly financial information of Neptune for the applicable month accounting periods of Neptune most nearly approximating such Fiscal Quarter, which applicable month accounting periods shall be calculated in accordance with the fiscal calendar of Neptune in effect prior to the Panther Closing Date (and which may not be on a calendar month basis).”

(c)          Subsection 7.1(a) of the Credit Agreement is hereby amended and restated as follows:

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“(a)          as soon as available, but in any event not later than the fifth Business Day after (i) the 135th day following the end of the fiscal year of Neptune ending October 28, 2018 (or such longer period as would be permitted by the SEC if Neptune were then subject to SEC reporting requirements as a non-accelerated filer), a copy of the consolidated balance sheet of Neptune as at the end of such year and the related consolidated statements of operations, stockholders’ equity and cash flows for such year, and (ii) commencing with the fiscal year ending December 31, 2019, the 120th day following the end of each fiscal year of the Borrower (or, in each case, such longer period as would be permitted by the SEC if the Borrower were then subject to SEC reporting requirements as a non-accelerated filer), a copy of the consolidated balance sheet of the Borrower as at the end of such year and the related consolidated statements of operations, stockholders’ equity and cash flows for such year, setting forth, commencing with the financial statements for the fiscal year ending December 31, 2019, in each case, in comparative form the figures for and as of the end of the previous year (which, for purposes of the financial statements for the fiscal year ending December 31, 2019, such financial statements in comparative form will consist of (x) the financial statements of Neptune for the fiscal year ending October 28, 2018 and (y) the financial statements of Neptune for the transition period from October 29, 2018 through December 31, 2018 (it being understood that, with respect to financial information of the Borrower (as defined prior to giving effect to the Panther Closing Date) included in the financial statements of Neptune for the transition period from October 29, 2018 through December 31, 2018, the financial statements of Neptune for the transition period from October 29, 2018 through December 31, 2018 may only include the financial information of the Borrower (as defined prior to giving effect to the Panther Closing Date) for the period from the Panther Closing Date through December 31, 2018)), reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (provided that such report may contain a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, if such qualification or exception is related solely to (i) an upcoming Maturity Date hereunder or an upcoming “maturity date” under the Senior ABL Facility, Senior Notes or any other Indebtedness Incurred in compliance with this Agreement (or, for purposes of the financial statements of Neptune for the fiscal year ending October 28, 2018, an upcoming maturity or termination date under the Neptune ABL Credit Agreement or the Neptune Term Loan Credit Agreement and any other Indebtedness Incurred in compliance with the Neptune ABL Credit Agreement or the Neptune Term Loan Credit Agreement), (ii) any potential inability to satisfy any financial maintenance covenant included in this Agreement, the Senior ABL Agreement or any other Indebtedness of the Borrower or its Subsidiaries on a future date in a future period (or, for purposes of the financial statements of Neptune for the fiscal year ending October 28, 2018, any potential inability to satisfy any financial maintenance covenant included in either of the Neptune ABL Credit Agreement, the Neptune Term Loan Credit Agreement or any other Indebtedness of Neptune or its Subsidiaries on a future date in a future period) or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary), by KPMG LLP, Ernst & Young LLP or other independent certified public accountants of nationally recognized standing (it being agreed that the furnishing of (x) the Borrower’s, Neptune’s or any Parent Entity’s annual report on Form 10-K for such year, as filed with the SEC, or (y) the financial statements of any Parent Entity, will, in each case, satisfy the Borrower’s or Neptune’s, as applicable, obligation under this Subsection 7.1(a) with respect to such year, including with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, so long as the report included in such Form 10-K or accompanying such financial statements, as applicable, does not contain any “going concern” or like qualification or exception (other than a “going concern” or like qualification or exception with respect to (i) an upcoming Maturity Date hereunder or an upcoming “maturity date” under the Senior ABL Facility, the Senior Notes or any other Indebtedness Incurred in compliance with this Agreement (or, for purposes of the financial statements of Neptune for the fiscal year ending October 28, 2018, an upcoming maturity or termination date under the Neptune ABL Credit Agreement or the Neptune Term Loan Credit Agreement and any other Indebtedness Incurred in compliance with the Neptune ABL Credit Agreement or the Neptune Term Loan Credit Agreement), (ii) any potential inability to satisfy any financial maintenance covenant included in this Agreement, the Senior ABL Agreement or any other Indebtedness of the Borrower or its Subsidiaries on a future date in a future period (or, for purposes of the financial statements of Neptune for the fiscal year ending October 28, 2018, any potential inability to satisfy any financial maintenance covenant included in either of the Neptune ABL Credit Agreement, the Neptune Term Loan Credit Agreement or any other Indebtedness of Neptune or its Subsidiaries on a future date in a future period) or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary)), together with a management’s discussion and analysis of financial information (which need not be prepared in accordance with Item 303 of Regulation S-K of the Securities Act, and which may be in a form substantially similar to (1) the management’s discussion and analysis of consolidated financial information with respect to Ply Gem Holdings included in the offering memorandum for the Senior Notes or (2) the management’s discussion and analysis of financial condition and results of operations with respect to Neptune as previously filed with the SEC);”

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(d)            Subsection 7.1(b) of the Credit Agreement is hereby amended and restated as follows:

“(b)          as soon as available, but in any event not later than the fifth Business Day following (i) the 105th day following the end of the quarterly period ending March 31, 2018 (or such longer period as would be permitted by the SEC if the Borrower were then subject to SEC reporting requirements as a non-accelerated filer), (x) the unaudited consolidated balance sheet and related statements of operations and cash flows of Atrium Corporation and its consolidated subsidiaries for such quarterly period and (y) the unaudited consolidated balance sheet and related statements of operations and cash flows of Ply Gem Holdings and its consolidated subsidiaries for such quarterly period, (ii) the 90th day following the end of each of the quarterly periods ending June 30, 2018 and September 29, 2018 (or such longer period as would be permitted by the SEC if the Borrower were then subject to SEC reporting requirements as a non-accelerated filer), the unaudited consolidated balance sheet of the Borrower as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter, (iii) the 60th day following December 31, 2018 (or such longer period as would be permitted by the SEC if Neptune were then subject to SEC reporting requirements as a non-accelerated filer), the unaudited consolidated balance sheet and related statements of operations and cash flows of Neptune and its consolidated subsidiaries for the transition period from October 29, 2018 through December 31, 2018 (it being understood that, with respect to financial information of the Borrower (as defined prior to giving effect to the Panther Closing Date) included in the unaudited consolidated balance sheet and related statements of operations and cash flows of Neptune and its consolidated subsidiaries for the transition period from October 29, 2018 through December 31, 2018, the unaudited consolidated balance sheet and related statements of operations and cash flows of Neptune and its consolidated subsidiaries for the transition period from October 29, 2018 through December 31, 2018 may only include the financial information of the Borrower (as defined prior to giving effect to the Panther Closing Date) for the period from the Panther Closing Date through December 31, 2018) and (iv) the 60th day following the end of each of the first three quarterly periods of each fiscal year of the Borrower (or such longer period as would be permitted by the SEC if the Borrower were then subject to SEC reporting requirements as a non-accelerated filer) commencing, in the case of this clause (iv), with the Fiscal Quarter ending March 30, 2019, the unaudited consolidated balance sheet of the Borrower as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter, setting forth commencing with the financial statements for the Fiscal Quarter ending September 28, 2019, in comparative form the figures for and as of the corresponding periods of the previous year (which, for purposes of the financial statements for the Fiscal Quarter ending September 28, 2019, such financial statements in comparative form will consist of the financial statements of Neptune for the fiscal quarter ending July 29, 2018), in each case certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments) (it being agreed that the furnishing of (x) the Borrower’s or any Parent Entity’s quarterly report on Form 10-Q for such quarter or the transition report on Form 10-QT for such period, as filed with the SEC, or (y) the financial statements of any Parent Entity will, in each case, satisfy the Borrower’s or Neptune’s, as applicable, obligations under this Subsection 7.1(b) with respect to such quarter), together with a management’s discussion and analysis of financial information (which need not be prepared in accordance with Item 303 of Regulation S-K of the Securities Act, and which may be in a form substantially consistent with (1) the management’s discussion and analysis of consolidated financial information with respect to Ply Gem Holdings included in the offering memorandum for the Senior Notes or (2) the management’s discussion and analysis of financial condition and results of operations with respect to Neptune as previously filed with the SEC);”

(e)            Subsection 7.2(a) of the Credit Agreement is hereby amended and restated as follows:

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“(a)          commencing with the financial statements for the Fiscal Quarter ending June 30, 2018, concurrently with the delivery of the financial statements and reports referred to in Subsections 7.1(a) (other than the financial statements and reports set forth in clause (i) thereof) and 7.1(b), a certificate signed by a Responsible Officer of the Borrower in substantially the form of Exhibit U or such other form as may be agreed between the Borrower and the Administrative Agent (a “Compliance Certificate”) (i) stating that, to the best of such Responsible Officer’s knowledge, each of the Borrower and its Restricted Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate, (ii) commencing with the delivery of the Compliance Certificate for the Fiscal Quarter ending September 29, 2018, setting forth a reasonably detailed calculation of the Consolidated Secured Leverage Ratio for the Most Recent Four Quarter Period (whether or not the financial covenant in Subsection 8.10 is required to be tested) and (iii) commencing with the delivery of the Compliance Certificate for the fiscal year ended December 31, 2019, if (A) delivered with the financial statements required by Subsection 7.1(a) and (B) the Consolidated Secured Leverage Ratio as of the last day of the immediately preceding fiscal year was greater than or equal to 4.25:1.00, set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective fiscal year covered by such financial statements;”

(f)             Subsection 7.12 of the Credit Agreement is hereby amended by inserting the words “, except as otherwise set forth in clause (ii) of the definition of “Fiscal Quarter”” after the reference to the words “for financial reporting purposes” therein.

Section 2.          Conditions to Effectiveness.

(a)            Section 1 of this First Amendment shall become effective on the date (such date, if any, the “First Amendment Effective Date”) on which the following conditions shall have been satisfied or waived:

(i)             the Administrative Agent shall have received this First Amendment, executed and delivered by the Borrower; and

(ii)            the Panther Closing Date shall have occurred.

(b)            The Administrative Agent shall promptly notify the Lenders in writing when the First Amendment Effective Date has occurred.

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Section 3.          Effect of Amendment. This First Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the First Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement, except for (a) the representations and warranties made by the Borrower and the other Loan Parties prior to the First Amendment Effective Date (which representations and warranties made prior to the First Amendment Effective Date shall not be superseded or rendered ineffective by this First Amendment as they pertain to the period prior to the First Amendment Effective Date) and (b) any action or omission performed or required to be performed pursuant to the Credit Agreement prior to the First Amendment Effective Date. For the avoidance of doubt, any certificate or other document the form of which is set out in any exhibit attached to the Credit Agreement or any other Loan Document may be revised, as applicable, to refer to the Amended Credit Agreement. This First Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document.

Section 4.          Execution in Counterparts. This First Amendment may be executed by one or more of the parties to this First Amendment on any number of separate counterparts (including by facsimile and other electronic transmission), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this First Amendment signed by all the parties shall be delivered to the Borrower and the Administrative Agent.

Section 5.          Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS First AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6.          Headings. The headings of this First Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed, all as of the date first written above.

PLY GEM MIDCO, INC.,
as Borrower

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Chief Financial Officer

[Signature Page to First Amendment to Cash Flow Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

[Signature Page to First Amendment to Cash Flow Credit Agreement]